INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 2-80751 of the Metropolitan Series Fund, Inc. on Form N-1A (the "Registration Statement") of our report dated February 12, 2003, appearing in the annual report to shareholders of the Lehman Brothers Aggregate Bond Index Portfolio, State Street Research Diversified Portfolio, Harris Oakmark Large Cap Value Portfolio, Janus Growth Portfolio, MetLife Stock Index Portfolio, Putnam Large Cap Growth Portfolio (to be renamed Met/Putnam Voyager Portfolio effective May 1, 2003), State Street Research Investment Trust Portfolio, State Street Research Large Cap Value Portfolio, T. Rowe Price Large Cap Growth Portfolio, Janus Mid Cap Portfolio, MetLife Mid Cap Stock Index Portfolio, Neuberger Berman Partners Mid Cap Value Portfolio, State Street Research Aggressive Growth Portfolio, Russell 2000 Index Portfolio, State Street Research Aurora Portfolio, Franklin Templeton Small Cap Growth Portfolio, T. Rowe Price Small Cap Growth Portfolio, Morgan Stanley EAFE Index Portfolio, Putnam International Stock Portfolio and Scudder Global Equity Portfolio for the year ended December 31, 2002. We further consent to the incorporation by reference in this Registration Statement of our report dated February 12, 2003, appearing in the annual report to shareholders of the State Street Research Money Market Series, Salomon Brothers Strategic Bond Opportunities Series, Salomon Brothers U.S. Government Series, State Street Research Bond Income Series, Balanced Series, MFS Total Return Series, Alger Equity Growth Series, Capital Guardian US Equity Series, Davis Venture Value Series, FI Structured Equity Series, Jennison Growth Series, MFS Investors Trust Series, MFS Research Managers Series, Zenith Equity Series, FI Mid Cap Opportunities Series, Harris Oakmark Focused Value Series and Loomis Sayles Small Cap Series for the year ended December 31, 2002 (each such Series of the New England Zenith Fund to become Portfolios of the Metropolitan Series Fund, Inc., effective May 1, 2003). We further consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of this Registration Statement.



/s/  Deloitte & Touche LLP


Boston, Massachusetts
April 28, 2003